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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 9, 1997, with respect to the financial statements of Metroplex Hematology/Oncology Associates, L.L.P., included in the Registration Statement (Form S-1) and related Prospectus of Physician Health Corporation dated November 12, 1997 for the registration of its shares of common stock.

                                       Ernst & Young LLP

Dallas, Texas
November 10, 1997